1 Rick Nadeau Chief Financial Officer November 9, 2017 Helping Government Serve the People®

2 Forward-looking Statements & Non-GAAP Information These slides should be read in conjunction with the Company’s most recent earnings press release, along with listening to or reading a transcript of the comments of Company management from the Company’s most recent quarterly earnings conference call. This document may contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results, and providing meaningful period-to-period comparisons. These measures should be used in conjunction with, rather than instead of, their comparable GAAP measures. For a reconciliation of non-GAAP measures to the comparable GAAP measures presented in this document, see the Company’s most recent earnings press release. Throughout this presentation, numbers may not add due to rounding. A number of statements being made today will be forward-looking in nature. Such statements are only predictions and actual events or results may differ materially as a result of risks we face, including those discussed in our SEC filings. We encourage you to review the summary of these risks in Exhibit 99.1 to our most recent Form 10-K filed with the SEC. The Company does not assume any obligation to revise or update these forward-looking statements to reflect subsequent events or circumstances.

3 Total Company Results: Q4 FY17 Compared to Q4 FY16 • Q417 revenue was a little bit better than expected due to: − Strong Health Segment delivery − Higher level of pass-through revenue from Australian operations • Q4 diluted EPS were $0.81 and better- than-expected, primarily due to lower income tax rate FY17 was defined by good execution, a healthy portfolio of contracts, solid margins and record cash generation Revenue Health Segment 355.3$ 342.1$ 4% Federal Segment 127.3 146.7 (13%) Human Segment 138.2 134.3 3% Total 620.9$ 623.1$ 0% Operating Income Health Segment 57.0$ 50.9$ 12% Federal Segment 13.6 18.6 (27%) Human Segment 10.8 14.5 (26%) Segment Income 81.4$ 84.0$ (3%) Intangibles amortization (2.7) (3.4) Acquisition expense (0.1) (0.3) Gain on sale of business - 0.4 Other (1.0) 0.6 Total 77.6$ 81.3$ (5%) Operating Margin % 12.5% 13.0% Income Tax Rate 29.9% 36.5% Net Income attributable to MAXIMUS 53.3$ 50.7$ 5% Diluted EPS - GAAP 0.81$ 0.77$ 5% ($ in millions, except per share data) Q4 FY17 Q4 FY16 % Change

Total Company Results: FY 2017 Compared to FY 2016

($ in millions, except per share data)	FY17	FY16	% Change
Revenue			
Health Segment	$ 1,380.2	$ 1,298.3	6%
Federal Segment	545.6	591.7	(8%)
Human Segment	525.2	513.3	2%
Total	**$ 2,451.0**	**$ 2,403.4**	2%
Operating Income			
Health Segment	$ 215.2	$ 185.0	16%
Federal Segment	65.0	63.4	3%
Human Segment	48.6	47.7	2%
Segment Income	**$ 328.8**	**$ 296.1**	11%
Intangibles amortization	(12.2)	(13.4)	
Acquisition expense	(0.1)	(0.8)	
Gain on sale of business	0.7	6.9	
Other	(3.7)	(2.2)	
Total	**$ 313.5**	**$ 286.6**	9%
Operating Margin %	*12.8%*	*11.9%*	
Income Tax Rate	*32.5%*	*37.0%*	
Net Income attributable to MAXIMUS	**$ 209.4**	**$ 178.4**	17%
Diluted EPS - GAAP	**$ 3.17**	**$ 2.69**	18%
EPS Adjustment (FY17 Tax Benefit)	**$ (0.14)**	**$ -**	
Adjusted Diluted EPS	**$ 3.03**	**$ 2.69**	13%

- Revenue growth driven primarily by Health Segment, offset by expected declines from U.S. Federal Services Segment due to a contract that ended in April 2017
- Operating margin increased 90 basis points
- Net income & GAAP diluted EPS were favorably impacted by lower tax rates resulting from:
  - Research & Development tax credits for tax returns for years prior to FY17, but recorded in Q3 FY17
  - Tax benefits from equity compensation from a new accounting standard* that went into effect this year
- Lower tax rate provided benefit of ~$0.14 of diluted EPS; excluding these tax rate benefits, adjusted EPS for FY17 would have been $3.03 per share
- We recommend this baseline in order to draw an apples-to-apples comparison

*The standard requires recognition of windfall gain from vesting of stock compensation awards in income statement, rather than statement of stockholders' equity. These tax benefits previously were recorded as an adjustment to equity.

MAXIMUS 4 Helping Government Serve the People®

Health Services Segment

($ in millions)	FY17	FY16	% Change	Q4 FY17	Q4 FY16	% Change
Revenue						
Health Services	$ 1,380.2	$ 1,298.3	6%	$ 355.3	$ 342.1	4%
Operating Income						
Health Services	$ 215.2	$ 185.0	16%	$ 57.0	$ 50.9	12%
Operating Margin %	*15.6%*	*14.3%*		*16.0%*	*14.9%*	

Revenue

- Q4 and FY17 growth was attributable to expansion of existing contracts and, to a lesser extent, new work
- Majority of growth in FY17 was organic
- On constant currency basis, FY17 revenue would have grown 9%

Operating Margins

- Q4 and FY17 were strong
- Margin expansion in both Q4 and FY17 was driven by expected year-over-year improvements in the Health Assessment Advisory Service contract and accretive revenue growth

U.K. Health Assessment Advisory Service Contract

- Pleased that we reached agreement with our U.K. client on exercise of two option years for the Health Assessment Advisory Service – this extends our contract through February 2020

MAXIMUS
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Helping Government Serve the People®

6 U.S. Federal Services Segment Revenue • Segment finished the year largely as expected • Lower revenue was driven predominantly by a large subcontract that came to an end in April 2017 for work performed for U.S. Department of Veterans Affairs – revenue contribution from this contract was $63M lower in FY17 compared to FY16 Operating Margins • Improvement was primarily due to contract mix as a result of increased revenue from performance-based contracts Revenue U.S. Federal Services 545.6$ 591.7$ (8%) 127.3$ 146.7$ (13%) Operating Income U.S. Federal Services 65.0$ 63.4$ 3% 13.6$ 18.6$ (27%) Operating Margin % 11.9% 10.7% 10.7% 12.7% ($ in millions) Q4 FY17 Q4 FY16 % ChangeFY17 FY16 % Change

Human Services Segment

($ in millions)	FY17	FY16	% Change	Q4 FY17	Q4 FY16	% Change
Revenue						
Human Services	$ 525.2	$ 513.3	2%	$ 138.2	$ 134.3	3%
Operating Income						
Human Services	$ 48.6	$ 47.7	2%	$ 10.8	$ 14.5	(26%)
Operating Margin %	*9.2%*	*9.3%*		*7.8%*	*10.8%*	

Revenue

- Q4 and FY17 growth driven by Australian operations, which included a higher level of pass-through revenue
- Growth was partially offset by expected revenue declines in U.K. from Work Programme, which is coming to an end

Operating Margins

- Operating margin was largely as expected and reflects a combination of expected declines in U.K. Work Programme and increased pass-through revenue in Australia

New Contracts

- Pleased to announce we recently won several new contracts in Human Services Segment
- These contracts are expected to temper FY18 operating income by ~$11M to $13M (or ~$0.12 of diluted EPS)
- As a reminder, these contracts have outcome-based payments that will take time to achieve. Accordingly, no outcome-based payments will occur in the early months of these contracts and will increase over time. Once mature, these contracts should have a steady flow of outcome-based payments

MAXIMUS 7 Helping Government Serve the People®

8 DSOs and Cash Flows $ in millions FY17 Cash flow from operations $337 Cash paid for property, equipment & capitalized software ($24) Free cash flow $313 Adjusted EBITDA* $401 Days Sales Outstanding (DSOs) • 63 days at September 30, 2017, better than our targeted range of 65 to 80 days Cash Flows • Strong cash collections helped fuel record cash flow from operations and free cash flow for FY17, both of which exceeded our guidance • We also benefitted from solid net income, including impact of tax credits and lower tax rate for the year *A reconciliation table is included in the Company’s press release

9 Cash, Uses of Cash and Capital Allocation FY17 Share Repurchases • Repurchased ~558,000 shares of MAXIMUS common stock for $28.9M; ~ $110M remaining under Board- authorized program at September 30, 2017 FY17 Balance Sheet • Ended FY17 with cash and cash equivalents of $166.3M and no material debt • In September 2017, we extended the life of our credit facility to September 2022, which allows us to borrow up to $400M; facility has an accordion feature for up to an additional $200M Capital Allocation and Uses of Cash • Balance sheet offers flexibility to make right investments in order to best create long-term shareholder value • Priorities remain unchanged, with our primary near-term interest being strategic M&A • Actively looking at a number of targets, but valuations have been high and we have resisted paying what we view to be inflated prices • We believe that any positive movement on tax reform and corporate tax rates may help stimulate M&A activity • Other uses of cash: quarterly dividend, opportunistic share buyback program and working capital investments Above all, we remain committed to uses of cash where we can achieve returns in excess of our cost of capital

FY17 Actual Results Compared to FY18 Guidance

Supplemental Bridge Table ($ in millions, except per share data)	FY17 Actual Results		FY18 Guidance Range				Implied Year/Year Growth	
			Low		High		Low	High
Revenue	**$**	**2,451**	**$**	**2,475**	**$**	**2,550**	*1%*	*4%*
GAAP Operating Income	$	314	$	303	$	324		
Operating Margin %		*12.8%*		*12.2%*		*12.7%*		
GAAP Diluted Earnings Per Share (EPS)	**$**	**3.17** [1]	**$**	**2.95** [2]	**$**	**3.15** [2]	*(7)%*	*(1)%*
FY17 Tax Benefits	$	(0.14)						
FY18 Projected Start-up Impacts [3]			$	0.12	$	0.12		
Adjusted Diluted EPS	**$**	**3.03** [4]	**$**	**3.07**	**$**	**3.27**	*1%*	*8%*
Implied Adjusted Operating Margin %		*12.8%*		*12.7%*		*13.2%*		

[1] FY17 GAAP diluted EPS reflects a 32.5% tax rate.

[2] FY18 GAAP diluted EPS reflects a 35.5% tax rate.

[3] FY18 diluted EPS adjustments remove forecasted detrimental impacts to operating income (ranging from $11M to $13M) related to contracts in start-up in the U.S., U.K. and Australia.

[4] FY17 diluted EPS adjustments exclude events in 2017 that will not occur to the same extent in 2018 (including research & development tax credits related to prior years and the application of ASU No. 2016-09. The tax benefit of the application of ASU No. 2016-09 is much higher in 2017 than it is anticipated to be in 2018.) The $0.14 benefit is calculated by using the estimated $10 million in tax savings, divided by the weighted average shares outstanding at September 30, 2017.

- FY18 revenue growth will be driven by Health Services Segment
- FY18 GAAP diluted EPS includes detrimental impacts of contracts in start up ($11M to $13M of pre-tax income)
- Midpoint of detrimental impacts is $12M or $0.12 diluted EPS
- Excluding the $0.12 impacts, adjusted diluted EPS for FY18 would range between $3.07 and $3.27; this compares to adjusted diluted EPS of $3.03 for FY17

MAXIMUS 10 Helping Government Serve the People®

11 Backlog, Quarterly Trends, Operating Margins Backlog • At September 30, 2017, we had $5.7B in backlog • With a high level of visibility into our forecasted revenue for FY18, we estimate that ~94% of our forecasted FY18 revenue is already in the form of backlog, options or extensions (based on the mid-point FY18 revenue guidance) Quarterly Financial Trends • Anticipate revenue will be stronger in 1H FY18 vs, 2H FY18 driven by two items: − First, temporary work in our U.S. Federal Services Segment, as a subcontractor to CSRA, in support of disaster relief efforts. We have forecasted this short-term work based on facts and circumstances today, we may experience fluctuations on this subcontract −Second, a pending change order in the Health Segment (disclosed Q3 FY17) is now expected to be recognized in Q1 FY18 • On the bottom line, expect Q1 FY18 will be lower than Q4 FY17 because we expect a more normalized tax rate Operating Margins by Segment • Health Services Segment: Full-year margins at or above mid-point of targeted range of 10% to 15% • U.S. Federal Services Segment: Full-year margins towards the low to mid-point of targeted 10% to 15% range • Human Services Segment: Full-year margins in the single digits (due to detrimental impacts from start-ups)

12 Guidance Methodology & Natural Attrition Attrition • Vast majority of contracts provide highly visible recurring revenue streams; we also manage the impact of normal course attrition each year • Over last five years, we estimate revenue attrition impact from 5% to 10% each year • For FY18 specifically, three main attrition factors: 1. Rebid losses or work that is going away. This includes acquired Acentia work (U.S. Federal Segment) where we are no longer able to bid some of this work because the contracts are designated for small businesses. At this point, most of this has rolled off. 2. Work that has been rebid or extended but at a lower rate 3. Forecasted changes in volumes This is an important element to consider when investors are modeling our results. Factors that shape our annual guidance Timing of new work Impact from start-up operations Contract mix and maturity Change orders Rebid wins at a lower revenue base or operating margin Temporary contracts that provide a short-term boost (but we hope create a downstream opportunity) Lost contracts or contracts we choose not to rebid Contracts that are coming to an expected end

13 Income Tax Rate Estimate & Cash Flow Guidance Fiscal 2018 Cash Flow Guidance Cash provided by operations $200M - $250M Free cash flow $170M - $220M • For FY18, we estimate income tax rate will range between 35% and 36%; final rate will ultimately depend on mix of operating income contribution from our various tax jurisdictions and the closing price of MAXIMUS common stock on September 30, 2018 • For FY18, we assumed weighted average shares outstanding of 66.5 million

14 Richard Montoni Chief Executive Officer November 9, 2017 Helping Government Serve the People®

15 Finished FY17 on Firm Footing • Finished 2017 on firm footing, with healthy operating margins and record cash flow • Today’s presentation will cover: − ACA open enrollment period − New work awards that provide paths to long-term growth − Successful rebids that help protect the base

16 Affordable Care Act (ACA) Update • Open Enrollment began November 1st • Early press coverage included initial reports from the federal marketplace and several state-based exchanges show more Americans signing up for coverage at a higher rate than last year • We are seeing similar early trends during the first few days of open enrollment at our state-based exchange contact centers, with slightly higher call volumes compared to last year • Hard to speculate why volumes are a little bit higher; anecdotally, we have received incoming calls from consumers who think they may be losing coverage as a result of the legislative efforts to repeal and replace ACA

17 New LTSS and Workforce Contracts Expanded Long-Term Services & Supports Business • Won three new contracts for pre-admission screening and resident review (PASRR) services • Assessments help ensure appropriate placements in a nursing facility or community-based setting and that individuals receive required services, regardless of placement • Awaiting final execution of each contract and are unable to share financial details • These key wins enhance our position as a leading provider of LTSS assessments Actively planting seeds for long-term growth; for example, applying core competencies to new programs and clients Launched Indiana Workforce Services Project • Six-year, ~$50M statewide contract • Case management, employment and retention services to public program beneficiaries • Indiana has a pending waiver to move its voluntary Medicaid work requirement to one that is mandatory for certain beneficiary populations • New contract is not related to Medicaid work requirements, but MAXIMUS now offers both health and human services in a state that has been at the forefront of work requirements

New Disability Employment Services Contracts

Work & Health Programme in Wales

- Seven-year, ~$45M USD contract expected to launch in December 2017
- Employment support for unemployed individuals and those with health conditions or disabilities
- More holistic approach to help individuals overcome certain barriers to employment
- 75+ delivery locations, offering personalized and integrated support to 16,000 job seekers

Fair Start Programme in Scotland

- Three, five-year contracts, with a combined annual run rate of ~$6M USD
- Seeking to close employment gap between people with disabilities and mainstream working population
- Creating support plans and equipping individuals with the right skills to move into sustainable employment
- More than half of our staff in Scotland has a declared disability or health condition, so we bring a unique understanding to this socially important program





Congratulations to our business development and operations teams for these strategic additions. These wins are good news, but some of the start-ups will temper FY18 earnings.

MAXIMUS 18 Helping Government Serve the People®

19 Protecting the Base – Key Rebids & Contract Extensions • California − 10-year renewal for Medicaid enrollment broker (EB); term started last month and runs through June 2027 − Annual revenue for FY18 is expected to range between $75M and $80M − MAXIMUS has served as California’s enrollment broker since 1996, providing conflict-free choice counseling to more than 12M participants each year • Texas and Michigan − Texas EB contract has been formally extended through August of 2018 − Michigan EB contract has been extended for five years − We do not expect any material change to the annual run rate for either contract • United Kingdom − DWP exercised its option to extend our Health Assessment Advisory Service contract − Extends our work through February 2020 − Delivered key service-level improvements and are proud of the significant progress made New awards and rebids provide a nice addition to our healthy and stable portfolio and reflect governments’ confidence in our ability to operate efficient and effective programs that achieve intended outcomes. These well-rooted contracts represent the stable base of our portfolio of contracts.

New Awards, Sales Pipeline & Rebids

New Awards	September 30, 2017
YTD Signed Contracts	$2.8B
Additional Unsigned Contracts	$1.3B

In Q4 signed $1B of awards

In Q4 notified of award on another $1B of pending contracts driven by California and Michigan rebids

Sales Opportunities	September 30, 2017
Total Pipeline*	$2.4B

* Reported pipeline only reflects short-term opportunities where we believe request for proposals will be released within next six months

Pipeline sequentially lower due to high level of work converted into awards; backfilled pipeline with just under $1B of additional opportunities that we are now tracking

Pipeline Comparison: New Work vs Recurring Work

	Total Pipeline	New	Recurring
Q3 FY17	$3.3B	$1.3B	$2.0B
Q4 FY17	$2.4B	$1.4B	$1.0B

Pipeline: Looking forward
Our analysis of our longer-term pipeline indicates that our reported pipeline will return to more normalized levels next quarter

Rebids:

- Won or were extended on vast majority of our FY17 rebids (including three largest opportunities); a few are still pending
- FY18 is shaping up to be a typical year in terms of rebids with ~$850M of total base contract value up for rebid in FY18

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21 Conclusion • Continue to feel lingering effects of industry pause but taking advantage of the time to position MAXIMUS for next wave of growth; have experienced similar pauses in the past • Ended the year on a positive note with key rebid and new work wins; remain focused on encouraging longer-term macro environment • Believe governments will continue to seek solutions to manage aging populations, individuals with more complex health needs, and growing caseloads in a more cost-effective and efficient way Growing in current core markets Moving into next set of adjacent markets Incorporating new platforms Three-pronged approach designed to bring us more in-line with our long-term growth targets: Thank you to our 20,000+ employees around the world: their dedication to providing the highest quality of services to our clients, as well as to the citizens served by the programs we operate, is very much appreciated and key as we strive to deliver shareholder value.